EverBank Financial Corp Announces Second Quarter 2016 Financial Results

Company Is In Advanced Negotiations To Be Acquired For $19.50 Per Share
Will Not Conduct Previously Scheduled Conference Call

JACKSONVILLE, FL, July 26, 2016 - EverBank Financial Corp (NYSE: EVER) announced today its financial results for the second quarter ended June 30, 2016.
The Company also announced today that as a result of an ongoing review of its strategic alternatives it is in advanced negotiations with a well-respected financial services company regarding a transaction in which EverBank Financial Corp would be acquired and EverBank Financial Corp's common stockholders would receive $19.50 per share in cash.  In addition, the transaction contemplates that each share of EverBank Financial Corp's Series A Preferred Stock would receive cash in an amount equal to the liquidation preference plus accrued and unpaid dividends. There can be no certainty that these negotiations will result in a definitive agreement or that the terms will not vary from those currently under discussion or that the review of EverBank Financial Corp's other strategic alternatives will result in any action.  The Company does not intend to make any additional comments or statements regarding these matters until such time, if at all, that it has reached a definitive agreement for a transaction.  EverBank Financial Corp further noted that it had entered into an agreement with the financial services company to negotiate exclusively with it regarding a transaction and such exclusivity agreement expires at 11:59 p.m. on August 8. In light of the foregoing, the Company will not conduct its previously scheduled conference call to discuss second quarter 2016 results.
GAAP net income available to common shareholders was $19.0 million for the second quarter 2016, compared to $25.4 million for the first quarter 2016 and $39.0 million for the second quarter 2015. GAAP diluted earnings per share in the second quarter 2016 were $0.15 compared to $0.20 in the first quarter 2016 and $0.31 in the second quarter 2015. Adjusted net income available to common shareholders was $40.5 million for the second quarter 2016, compared to $39.8 million for the first quarter 2016 and $43.9 million for the second quarter 2015.1 Adjusted diluted earnings per common share were $0.32 in the second quarter 2016 compared to $0.32 in the first quarter 2016 and $0.35 in the second quarter 2015.1
Second Quarter 2016 Key Highlights

•	Total assets of $27.4 billion, an increase of 13% year over year.

•	Portfolio loans held for investment (HFI) of $23.2 billion, an increase of 17% year over year.

•	Total deposits of $18.8 billion, an increase of 14% year over year.

•	Adjusted return on average equity (ROE)[1] of 9.4% for the quarter. GAAP ROE of 4.4%.

•	Tangible common equity per common share was $13.24 at June 30, 2016, an increase of 2% year over year.[1]

•	Adjusted non-performing assets to total assets[1] of 0.52% at June 30, 2016. Annualized net charge-offs to average total loans and leases held for investment of 0.09% for the quarter.

•	Consolidated common equity Tier 1 capital ratio of 9.7% and bank Tier 1 leverage ratio of 8.1% at June 30, 2016.

1 A reconciliation of Non-GAAP financial measures can be found in the financial tables attached hereto.

Balance Sheet
Total assets were $27.4 billion at June 30, 2016, an increase of $0.7 billion, or 3%, compared to the prior quarter and an increase of $3.2 billion, or 13%, year over year. Compared to the prior quarter, loans held for sale (HFS) increased $348 million, or 31%, to $1.5 billion and loans HFI increased $463 million, or 2%, to $23.2 billion.
Portfolio Loans HFI
The following table presents total portfolio loans and leases HFI by product type:

($ in millions)	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015	% Change (Q/Q)	% Change (Y/Y)
Consumer Banking:
Residential loans	$6,962	$7,254	$6,899	(4)%	1%
Government insured pool buyouts	4,403	4,396	3,824	—%	15%
Total residential mortgages	11,365	11,650	10,724	(2)%	6%
Home equity lines and other	1,074	918	242	17%	343%
Total Consumer Banking	12,439	12,568	10,966	(1)%	13%

Commercial Banking:
Commercial real estate and other commercial	3,831	3,884	3,732	(1)%	3%
Mortgage warehouse finance	3,035	2,603	2,156	17%	41%
Lender finance	1,451	1,300	914	12%	59%
Commercial and commercial real estate	8,317	7,787	6,802	7%	22%
Equipment financing receivables	2,462	2,401	2,147	3%	15%
Total Commercial Banking	10,780	10,188	8,948	6%	20%

Total Loans HFI	$23,219	$22,756	$19,914	2%	17%

Total consumer banking loans HFI decreased $130 million, or 1%, compared to the prior quarter and increased $1.5 billion, or 13%, year over year to $12.4 billion. Total residential mortgages decreased $285 million, or 2%, compared to the prior quarter to $11.4 billion driven by sales of longer duration residential loans. Home equity lines and other increased $156 million, or 17%, compared to the prior quarter to $1.1 billion.
Total commercial banking loans and leases HFI increased $592 million, or 6%, compared to the prior quarter and $1.8 billion, or 20%, year over year to $10.8 billion. Mortgage warehouse finance increased $432 million, or 17%, compared to the prior quarter to $3.0 billion, lender finance increased $150 million, or 12%, to $1.5 billion, equipment financing receivables increased $62 million, or 3%, to $2.5 billion and commercial real estate and other commercial loans decreased $52 million, or 1%, to $3.8 billion.

1 A reconciliation of Non-GAAP financial measures can be found in the financial tables attached hereto.

Loan Origination Activities
The following table presents total organic loan and lease origination information by product type:

($ in millions)	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015	% Change (Q/Q)	% Change (Y/Y)
Consumer originations
Conventional loans	$1,522	$1,073	$1,259	42%	21%
Prime jumbo loans	883	725	1,458	22%	(39)%
	2,406	1,797	2,718	34%	(11)%
Commercial originations
Commercial and commercial real estate	358	365	466	(2)%	(23)%
Equipment financing receivables	318	300	293	6%	8%
	676	665	759	2%	(11)%
Total originations	$3,081	$2,462	$3,477	25%	(11)%

Total originations were $3.1 billion for the second quarter of 2016, an increase of 25% compared to the prior quarter and a decrease of 11% year over year. Consumer originations were $2.4 billion for the second quarter 2016, an increase of 34% compared to the prior quarter and a decrease of 11% year over year. Commercial originations were $676 million for the second quarter of 2016, an increase of 2% compared to the prior quarter and a decrease of 11% year over year.

Deposits and Other Funding
The following table presents total deposit balances by account type and segment:

($ in millions)	Jun 30, 2016	Mar 31, 2016	Jun 30, 2015	% Change (Q/Q)	% Change (Y/Y)
Noninterest-bearing demand	$1,510	$1,499	$1,153	1%	31%
Interest-bearing demand	3,696	3,695	3,626	—%	2%
Savings and money market accounts, excluding market-based	6,478	6,893	5,211	(6)%	24%
Global market-based accounts	701	712	784	(2)%	(11)%
Time, excluding market-based	6,427	6,198	5,709	4%	13%
Total deposits	$18,812	$18,996	$16,484	(1)%	14%

Consumer deposits	$14,788	$14,685	$13,084	1%	13%
Commercial deposits	4,024	4,311	3,400	(7)%	18%
Total deposits	$18,812	$18,996	$16,484	(1)%	14%

Total deposits were $18.8 billion at June 30, 2016, a decrease of $185 million, or 1%, compared to the prior quarter and an increase of $2.3 billion, or 14%, year over year.
Total other borrowings were $6.0 billion at June 30, 2016, an increase of 17% compared to $5.1 billion in the prior quarter and an increase of 15% compared to $5.2 billion at June 30, 2015.

1 A reconciliation of Non-GAAP financial measures can be found in the financial tables attached hereto.

Capital Strength
Total shareholders' equity was $1.9 billion at June 30, 2016, unchanged compared to the prior quarter and an increase of 2% year over year. As of June 30, 2016, our consolidated common equity Tier 1 capital ratio was 9.7% and the bank’s Tier 1 leverage and total risk-based capital ratios were 8.1% and 12.6%, respectively. As a result, the bank is considered "well-capitalized" under all applicable regulatory guidelines.
Credit Quality
Adjusted non-performing assets1 were 0.52% of total assets at June 30, 2016, compared to 0.53% for the prior quarter and 0.44% at June 30, 2015. Net charge-offs during the second quarter of 2016 were $5 million, an increase of $2 million compared to the prior quarter and an increase of $1 million year over year. On an annualized basis, net charge-offs were 0.09% of total average loans and leases HFI for the quarter, compared to 0.07% for the prior quarter and 0.10% for the second quarter of 2015.
Income Statement Highlights
Revenue
Revenue for the second quarter of 2016 was $197 million, a decrease of $7 million, or 3%, compared to $204 million in the first quarter of 2016. Excluding the change in valuation allowance on our mortgage servicing rights (MSR) and other one-time items, revenue would have been $232 million in the second quarter of 2016, an increase of 3% compared to the prior quarter.
Net Interest Income
Net interest income was $177 million for the second quarter of 2016, an increase of $4 million, or 2%, compared to the prior quarter. Average interest-earning assets increased $711 million, or 3%, compared to the prior quarter driven by a $907 million, or 4%, increase in average loans and leases HFI. Total average interest-bearing liabilities increased $373 million, or 2%, compared to the prior quarter driven by a $349 million, or 6%, increase in average borrowings.
Net interest margin decreased to 2.80% for the second quarter of 2016 from 2.82% in the first quarter of 2016, driven by a 0.04% decline in the interest-earning asset yield to 3.81% and a 0.01% increase in the average cost of total interest-bearing liabilities to 1.15%.
Noninterest Income
Noninterest income for the second quarter of 2016 was $19 million, a decrease of $11 million, or 36%, compared to the prior quarter as increased gain on sale of loans and other income was offset by lower levels of net loan servicing income. Net loan servicing income decreased $17 million compared to the prior quarter to a loss of $31 million driven primarily by the change in valuation allowance on our MSR, which included impairment of $37 million in the second quarter compared to impairment of $23 million in the prior quarter. Excluding the impact of the valuation allowance, net loan servicing income for the first quarter would have been $6 million, a decrease of $2 million, or 28%, compared to the prior quarter.
Gain on sale of loans was $32 million, an increase of $3 million, or 11%, compared to the prior quarter, driven by higher agency funding activity. Other income was $6 million, an increase of $4 million, or 176%, compared to the prior quarter.

1 A reconciliation of Non-GAAP financial measures can be found in the financial tables attached hereto.

Noninterest Expense
Noninterest expense for the second quarter of 2016 was $156 million, an increase of $6 million, or 4%, compared to the prior quarter. Salaries, commissions and employee benefits were $95 million, an increase of $3 million, or 4%, compared to the prior quarter driven by commission expense on increased residential originations. General and administrative expense was $38 million, an increase of $2 million, or 6%, compared to the prior quarter driven by higher legal and professional fees and credit-related expenses.
EverBank's efficiency ratio in the second quarter of 2016 was 79%, compared to 73% in the prior quarter. Excluding the impact of our MSR valuation allowance recovery or impairment, transaction and other non-recurring expenses, EverBank's adjusted efficiency ratio1 was 67% for the first quarter compared to 66% in prior quarter.
Dividends
On July 22, 2016, the Company's Board of Directors declared a quarterly cash dividend of $0.06 per common share, payable on August 22, 2016, to stockholders of record as of August 11, 2016. Also on July 22, 2016, the Company's Board of Directors declared a quarterly cash dividend of $421.875, payable on October 5, 2016, for each share of 6.75% Series A Non-Cumulative Perpetual Preferred Stock held as of September 20, 2016.
About EverBank Financial Corp
EverBank Financial Corp, through its wholly-owned subsidiary EverBank, provides a diverse range of financial products and services directly to clients nationwide through multiple business channels. Headquartered in Jacksonville, Florida, EverBank has $27.4 billion in assets and $18.8 billion in deposits as of June 30, 2016. With an emphasis on value, innovation and service, EverBank offers a broad selection of banking, lending and investing products to consumers and businesses nationwide. EverBank provides services to clients through the internet, over the phone, through the mail, at its Florida-based financial centers and at other business offices throughout the country. More information on EverBank can be found at https://about.everbank/investors.

Investor Contact
Scott Verlander
904.623.8455
Scott.Verlander@EverBank.com

Media Contact
Michael Cosgrove
904.623.2029
Michael.Cosgrove@EverBank.com

1 A reconciliation of Non-GAAP financial measures can be found in the financial tables attached hereto.

Forward Looking Statements
This news release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements may address issues that involve significant risks, uncertainties, estimates and assumptions made by management. Words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “could,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of those words or other comparable words are intended to identify forward-looking statements but are not the exclusive means of identifying such statements. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about the Company’s asset growth and earnings, industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond the Company’s control. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to: the risk that a transaction may not be entered into and the risk that the transaction may not be completed in a timely manner or at all, each of which may adversely affect our business and the price of our common stock; the effect of the announcement or pendency of the transaction on our business relationships, operating results, and business generally; risks related to diverting management’s attention from our ongoing business operations; the deterioration of general business and economic conditions, including the real estate and financial markets, in the United States and in the geographic regions and communities we serve; risks related to liquidity; our capital and liquidity requirements (including under regulatory capital standards, such as Basel III capital standards) and our ability to generate or raise capital; changes in interest rates that affect the pricing of our financial products, the demand for our financial services and the valuation of our financial assets and liabilities, mortgage servicing rights and mortgages held for sale; risk of higher loan and lease charge-offs; legislative or regulatory actions affecting or concerning mortgage loan modification and refinancing and foreclosure; our ability to comply with any supervisory actions to which we are or become subject as a result of examination by our regulators; concentration of our commercial real estate loan portfolio; higher than normal delinquency and default rates; our ability to comply with the amended consent order and the terms and conditions of our settlement of the Independent Foreclosure Review; concentration of mass-affluent clients and jumbo mortgages; hedging strategies; the effectiveness of our derivatives to manage interest rate risk; delinquencies on our equipment leases and reductions in the resale value of leased equipment; increases in loan repurchase requests and our reserves for loan repurchases; changes in currency exchange rates or other political or economic changes in certain foreign countries; loss of key personnel; fraudulent and negligent acts by loan applicants, mortgage brokers, mortgage warehouse finance customers, other vendors and our employees; changes in and compliance with laws and regulations that govern our operations; failure to establish and maintain effective internal controls and procedures; effects of changes in existing U.S. government or government-sponsored mortgage programs; changes in laws and regulations that may restrict our ability to originate or increase our risk of liability with respect to certain mortgage loans; risks related to the approval and consummation of anticipated acquisitions and dispositions; risks related to the continuing integration of acquired businesses and any future acquisitions; environmental liabilities with respect to properties that we take title to upon foreclosure; fluctuations in our stock price; and the inability of our banking subsidiary to pay dividends.
For additional factors that could materially affect our financial results, please refer to EverBank Financial Corp’s filings with the Securities and Exchange Commission, including but not limited to, the risks described under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” The Company undertakes no obligation to revise these statements following the date of this news release, except as required by law.

1 A reconciliation of Non-GAAP financial measures can be found in the financial tables attached hereto.

EverBank Financial Corp and Subsidiaries
Condensed Consolidated Balance Sheets (unaudited)
(Dollars in thousands, except per share data)

	June 30, 2016	December 31, 2015
Assets
Cash and due from banks	$62,512	$55,300
Interest-bearing deposits in banks	559,434	527,151
Total cash and cash equivalents	621,946	582,451
Investment securities:
Available for sale, at fair value	461,141	555,019
Held to maturity (fair value of $109,575 and $105,448 as of June 30, 2016 and December 31, 2015, respectively)	104,205	103,746
Other investments	271,606	265,431
Total investment securities	836,952	924,196
Loans held for sale (includes $1,325,149 and $1,307,741 carried at fair value as of June 30, 2016 and December 31, 2015, respectively)	1,485,747	1,509,268
Loans and leases held for investment:
Loans and leases held for investment, net of unearned income	23,218,614	22,227,492
Allowance for loan and lease losses	(84,250)	(78,137)
Total loans and leases held for investment, net	23,134,364	22,149,355
Mortgage servicing rights (MSR), net	274,356	335,280
Premises and equipment, net	48,486	51,599
Other assets	952,459	1,048,877
Total Assets	$27,354,310	$26,601,026
Liabilities
Deposits:
Noninterest-bearing	$1,510,198	$1,141,357
Interest-bearing	17,301,564	17,100,685
Total deposits	18,811,762	18,242,042
Other borrowings	6,022,000	5,877,000
Trust preferred securities and subordinated notes payable	360,079	276,170
Accounts payable and accrued liabilities	303,110	337,493
Total Liabilities	25,496,951	24,732,705
Commitments and Contingencies
Shareholders’ Equity
Series A 6.75% Non-Cumulative Perpetual Preferred Stock, $0.01 par value (liquidation preference of $25,000 per share; 10,000,000 shares authorized; 6,000 issued and outstanding at June 30, 2016 and December 31, 2015)	150,000	150,000
Common Stock, $0.01 par value (500,000,000 shares authorized; 125,324,413 and 125,020,843 issued and outstanding at June 30, 2016 and December 31, 2015, respectively)	1,253	1,250
Additional paid-in capital	879,169	874,806
Retained earnings	935,670	906,278
Accumulated other comprehensive income (loss) (AOCI)	(108,733)	(64,013)
Total Shareholders’ Equity	1,857,359	1,868,321
Total Liabilities and Shareholders’ Equity	$27,354,310	$26,601,026

EverBank Financial Corp and Subsidiaries
Condensed Consolidated Statements of Income (unaudited)
(Dollars in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2016	2015	2016	2015
Interest Income
Interest and fees on loans and leases	$236,168	$210,347	$467,227	$405,196
Interest and dividends on investment securities	6,965	7,447	14,369	15,469
Other interest income	385	159	781	319
Total Interest Income	243,518	217,953	482,377	420,984
Interest Expense
Deposits	39,078	30,219	78,168	59,983
Other borrowings	27,000	18,709	52,988	36,538
Total Interest Expense	66,078	48,928	131,156	96,521
Net Interest Income	177,440	169,025	351,221	324,463
Provision for Loan and Lease Losses	6,012	7,932	14,931	16,932
Net Interest Income after Provision for Loan and Lease Losses	171,428	161,093	336,290	307,531
Noninterest Income
Loan servicing fee income	22,814	29,569	46,255	63,701
Amortization of mortgage servicing rights	(16,550)	(19,006)	(31,281)	(39,305)
Recovery (impairment) of mortgage servicing rights	(36,872)	15,727	(59,414)	(27,625)
Net loan servicing income (loss)	(30,608)	26,290	(44,440)	(3,229)
Gain on sale of loans	31,973	40,588	60,724	83,211
Loan production revenue	6,729	6,195	11,989	11,582
Deposit fee income	1,953	3,052	5,055	7,102
Other lease income	3,316	2,082	7,683	6,162
Other	5,805	5,607	7,910	11,507
Total Noninterest Income	19,168	83,814	48,921	116,335
Noninterest Expense
Salaries, commissions and other employee benefits expense	94,922	95,769	186,562	187,755
Equipment expense	16,052	15,258	31,969	31,303
Occupancy expense	7,266	7,156	13,530	13,012
General and administrative expense	37,600	59,785	73,209	101,940
Total Noninterest Expense	155,840	177,968	305,270	334,010
Income before Provision for Income Taxes	34,756	66,939	79,941	89,856
Provision for Income Taxes	13,201	25,372	30,462	34,059
Net Income	$21,555	$41,567	$49,479	$55,797
Less: Net Income Allocated to Preferred Stock	(2,531)	(2,531)	(5,062)	(5,062)
Net Income Allocated to Common Shareholders	$19,024	$39,036	$44,417	$50,735
Basic Earnings Per Common Share	$0.15	$0.31	$0.35	$0.41
Diluted Earnings Per Common Share	$0.15	$0.31	$0.35	$0.40
Dividends Declared Per Common Share	$0.06	$0.04	$0.12	$0.08

Non-GAAP Financial Measures
This press release contains financial information and performance measures determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Adjusted Net Income, Adjusted Earnings Per Share, Adjusted Efficiency Ratio, Adjusted Return on Equity, Tangible Shareholders’ Equity, Tangible Common Shareholders' Equity, Tangible Common Equity Per Common Share, Tangible Assets and Adjusted Non-Performing Asset Ratio are non-GAAP financial measures. The Company’s management uses these measures to evaluate the underlying performance and efficiency of its operations. The Company’s management believes these non-GAAP measures provide meaningful additional information about the operating performance of the Company’s business and facilitate a meaningful comparison of our results in the current period to those in prior periods and future periods because these non-GAAP measures exclude certain items that may not be indicative of our core operating results and business outlook. In addition, the Company’s management believes that certain of these non-GAAP measures represent a consistent benchmark against which to evaluate the Company’s growth, profitability and capital position. These non-GAAP measures are provided to enhance investors’ overall understanding of our current financial performance, and not as a substitute for, the Company’s reported results. Moreover, the manner in which we calculate these measures may differ from that of other companies reporting non-GAAP measures with similar names.
In the tables below, we have provided a reconciliation of, where applicable, the most comparable GAAP financial measures and ratios to the non-GAAP financial measures and ratios used in this press release, or a reconciliation of the non-GAAP calculation of the financial measure for the periods indicated:

EverBank Financial Corp and Subsidiaries

Adjusted Net Income
	Three Months Ended
(dollars in thousands, except per share data)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Net income	$21,555	$27,924	$45,146	$29,583	$41,567
Gain on repurchase of trust preferred securities, net of tax	(916)	—	—	—	—
Transaction expense and non-recurring regulatory related expense, net of tax	187	(43)	(1,849)	(784)	3,745
Increase (decrease) in Bank of Florida non-accretable discount, net of tax	(201)	(14)	—	(51)	159
MSR impairment (recovery), net of tax	22,861	13,976	(55)	2,758	(9,751)
Restructuring cost, net of tax	(442)	438	2,219	(222)	10,667
Adjusted net income	$43,044	$42,281	$45,461	$31,284	$46,387
Adjusted net income allocated to preferred stock	2,531	2,531	2,531	2,532	2,531
Adjusted net income allocated to common shareholders	$40,513	$39,750	$42,930	$28,752	$43,856
Adjusted net earnings per common share, basic	$0.32	$0.32	$0.34	$0.23	$0.35
Adjusted net earnings per common share, diluted	$0.32	$0.32	$0.34	$0.23	$0.35
Weighted average common shares outstanding:
(units in thousands)
Basic	125,294	125,125	124,983	124,823	124,348
Diluted	126,612	126,045	126,980	127,099	126,523

Adjusted Efficiency Ratio
	Three Months Ended
(dollars in thousands)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Net interest income	$177,440	$173,781	$175,040	$168,840	$169,025
Noninterest income	19,168	29,753	57,850	41,195	83,814
Total revenue	196,608	203,534	232,890	210,035	252,839
Adjustment items (pre-tax):
Gain on repurchase of trust preferred securities	(1,478)	—	—	—	—
MSR impairment (recovery)	36,872	22,542	(89)	4,450	(15,727)
Restructuring cost	(129)	—	160	—	96
Adjusted total revenue	$231,873	$226,076	$232,961	$214,485	$237,208

Noninterest expense	$155,840	$149,430	$152,861	$151,506	$177,968
Adjustment items (pre-tax):
Transaction expense and non-recurring regulatory related expense	(302)	69	2,981	1,264	(6,041)
Restructuring cost	584	(706)	(3,419)	360	(17,108)
Adjusted noninterest expense	$156,122	$148,793	$152,423	$153,130	$154,819

GAAP efficiency ratio	79%	73%	66%	72%	70%
Adjusted efficiency ratio	67%	66%	65%	71%	65%

EverBank Financial Corp and Subsidiaries

Regulatory Capital (bank level)
(dollars in thousands)			Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Shareholders’ equity			$2,124,090	$2,123,612	$2,050,456	$2,002,848	$2,000,597
Less:	Goodwill and other intangibles		(47,318)	(47,401)	(47,143)	(47,198)	(47,253)
	Disallowed servicing asset		—	(8,618)	(17,719)	(26,699)	(31,625)
	Disallowed deferred tax asset		—	—	—	—	—
Add:	Accumulated losses on securities and cash flow hedges		107,834	95,611	62,887	71,202	47,179
Tier 1 capital		(A)	2,184,606	2,163,204	2,048,481	2,000,153	1,968,898
Add:	Allowance for loan and lease losses		84,994	84,134	78,789	72,653	67,196
Total regulatory capital		(B)	$2,269,600	$2,247,338	$2,127,270	$2,072,806	$2,036,094

Adjusted total assets		(C)	$26,946,525	$26,232,737	$25,281,658	$24,428,171	$23,000,873
Risk-weighted assets		(D)	17,998,277	17,362,622	17,133,084	16,336,138	15,464,920

Tier 1 leverage ratio		(A)/(C)	8.1%	8.2%	8.1%	8.2%	8.6%
Tier 1 risk-based capital ratio		(A)/(D)	12.1%	12.5%	12.0%	12.2%	12.7%
Total risk-based capital ratio		(B)/(D)	12.6%	12.9%	12.4%	12.7%	13.2%

Regulatory Capital (EFC consolidated)
(dollars in thousands)			Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Shareholders’ equity			$1,857,359	$1,855,903	$1,868,321	$1,822,869	$1,819,821
Less:	Preferred stock		(150,000)	(150,000)	(150,000)	(150,000)	(150,000)
	Goodwill and other intangibles		(47,318)	(47,401)	(47,143)	(47,198)	(47,253)
	Disallowed servicing asset		(16,132)	(33,609)	(30,959)	(39,838)	(44,798)
	Disallowed deferred tax asset		—	—	—	—	—
Add:	Accumulated losses on securities and cash flow hedges		108,733	96,789	64,013	72,716	48,659
Common tier 1 capital		(E)	1,752,642	1,721,682	1,704,232	1,658,549	1,626,429
Add:	Preferred stock		150,000	150,000	150,000	150,000	150,000
Add:	Additional tier 1 capital (trust preferred securities)		98,750	103,750	103,750	103,750	103,750
Tier 1 capital		(F)	2,001,392	1,975,432	1,957,982	1,912,299	1,880,179
Add:	Subordinated notes payable		84,994	261,417	172,420	172,353	172,702
Add:	Allowance for loan and lease losses		261,329	84,134	78,789	72,653	67,196
Total regulatory capital		(G)	$2,347,715	$2,320,983	$2,209,191	$2,157,305	$2,120,077

Adjusted total assets		(H)	$26,917,493	$26,220,573	$25,286,802	$24,429,012	$22,997,941
Risk-weighted assets		(I)	17,990,693	17,349,099	17,131,756	16,327,166	15,454,736

Common equity tier 1 ratio		(E)/(I)	9.7%	9.9%	9.9%	10.2%	10.5%
Tier 1 leverage ratio		(F)/(H)	7.4%	7.5%	7.7%	7.8%	8.2%
Tier 1 risk-based capital ratio		(F)/(I)	11.1%	11.4%	11.4%	11.7%	12.2%
Total risk-based capital ratio		(G)/(I)	13.0%	13.4%	12.9%	13.2%	13.7%

EverBank Financial Corp and Subsidiaries

Tangible Equity, Tangible Common Equity, Tangible Common Equity Per Common Share and Tangible Assets
(dollars in thousands except share and per share amounts)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Shareholders’ equity	$1,857,359	$1,855,903	$1,868,321	$1,822,869	$1,819,821
Less:
Goodwill	46,859	46,859	46,859	46,859	46,859
Intangible assets	1,355	1,535	1,772	2,124	2,651
Tangible equity	1,809,145	1,807,509	1,819,690	1,773,886	1,770,311
Less:
Perpetual preferred stock	150,000	150,000	150,000	150,000	150,000
Tangible common equity	$1,659,145	$1,657,509	$1,669,690	$1,623,886	$1,620,311

Common shares outstanding at period end	125,324,413	125,247,099	125,020,843	124,954,523	124,611,940
Book value per common share	$13.62	$13.62	$13.74	$13.39	$13.40
Tangible common equity per common share	13.24	13.23	13.36	13.00	13.00

Total assets	$27,354,310	$26,641,399	$26,601,026	$25,214,743	$24,120,491
Less:
Goodwill	46,859	46,859	46,859	46,859	46,859
Intangible assets	1,355	1,535	1,772	2,124	2,651
Tangible assets	$27,306,096	$26,593,005	$26,552,395	$25,165,760	$24,070,981

Non-Performing Assets(1)
(dollars in thousands)	Jun 30, 2016	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015
Non-accrual loans and leases:
Consumer Banking:
Residential mortgages	$27,580	$28,644	$32,218	$27,322	$26,500
Home equity lines and other	6,678	6,151	3,339	4,191	2,169
Commercial Banking:
Commercial and commercial real estate	65,962	66,945	71,913	78,801	48,082
Equipment financing receivables	28,833	26,676	17,407	13,661	12,417
Total non-accrual loans and leases	129,053	128,416	124,877	123,975	89,168
Accruing loans 90 days or more past due	—	—	—	—	—
Total non-performing loans (NPL)	129,053	128,416	124,877	123,975	89,168
Other real estate owned (OREO)	13,477	14,072	17,253	15,491	16,826
Total non-performing assets (NPA)	142,530	142,488	142,130	139,466	105,994
Troubled debt restructurings (TDR) less than 90 days past due	14,760	15,814	16,425	16,558	14,693
Total NPA and TDR(1)	$157,290	$158,302	$158,555	$156,024	$120,687

Total NPA and TDR	$157,290	$158,302	$158,555	$156,024	$120,687
Government insured 90 days or more past due still accruing	3,211,913	3,255,744	3,199,978	2,814,506	2,901,184
Loans accounted for under ASC 310-30:
90 days or more past due	4,130	4,858	5,148	4,871	4,571
Total regulatory NPA and TDR	$3,373,333	$3,418,904	$3,363,681	$2,975,401	$3,026,442
Adjusted credit quality ratios excluding government insured loans and loans accounted for under ASC 310-30: (1)
NPL to total loans	0.52%	0.54%	0.53%	0.56%	0.42%
NPA to total assets	0.52%	0.53%	0.53%	0.55%	0.44%
NPA and TDR to total assets	0.58%	0.59%	0.60%	0.62%	0.50%
Credit quality ratios including government insured loans and loans accounted for under ASC 310-30:
NPL to total loans	13.59%	14.23%	14.08%	13.21%	14.14%
NPA to total assets	12.28%	12.77%	12.58%	11.73%	12.49%
NPA and TDR to total assets	12.33%	12.83%	12.64%	11.80%	12.55%

(1)
We define non-performing assets, or NPA, as non-accrual loans, accruing loans past due 90 days or more and foreclosed property. Our NPA calculation excludes government insured pool buyout loans for which payment is insured by the government. We also exclude loans and foreclosed property accounted for under ASC 310-30 because we expect to fully collect the carrying value of such loans and foreclosed property.

EverBank Financial Corp and Subsidiaries

Business Segments Selected Financial Information
(dollars in thousands)	Consumer Banking	Commercial Banking	Corporate Services	Eliminations	Consolidated
Three Months Ended June 30, 2016
Net interest income	$99,370	$83,141	$(5,071)	$—	$177,440
Provision for loan and lease losses	1,068	4,944	—	—	6,012
Net interest income after provision for loan and lease losses	98,302	78,197	(5,071)	—	171,428
Noninterest income	5,225	12,389	1,554	—	19,168
Noninterest expense	93,485	33,790	28,565	—	155,840
Income (loss) before income tax	10,042	56,796	(32,082)	—	34,756
Adjustment items (pre-tax):
Gain on repurchase of trust preferred securities	—	—	(1,478)	—	(1,478)
Transaction expense and non-recurring regulatory related expense	148	—	154	—	302
Increase (decrease) in Bank of Florida non-accretable discount	—	(324)	—	—	(324)
MSR impairment (recovery)	36,872	—	—	—	36,872
Restructuring cost	(1,538)	759	66	—	(713)
OTTI losses on investment securities (Volcker Rule)	—	—	—	—	—
Adjusted income (loss) before income tax	$45,524	$57,231	$(33,340)	$—	$69,415
Total assets as of June 30, 2016	$16,514,624	$11,037,749	$259,250	$(457,313)	$27,354,310
Total deposits as of June 30, 2016	14,787,822	4,023,940	—	—	18,811,762

Three Months Ended March 31, 2016
Net interest income	$97,520	$80,568	$(4,307)	$—	$173,781
Provision for loan and lease losses	3,334	5,585	—	—	8,919
Net interest income after provision for loan and lease losses	94,186	74,983	(4,307)	—	164,862
Noninterest income	15,579	14,035	139	—	29,753
Noninterest expense	88,073	32,986	28,371	—	149,430
Income (loss) before income tax	21,692	56,032	(32,539)	—	45,185
Adjustment items (pre-tax):
Transaction expense and non-recurring regulatory related expense	(328)	—	259	—	(69)
Increase (decrease) in Bank of Florida non-accretable discount	—	(22)	—	—	(22)
MSR impairment (recovery)	22,542	—	—	—	22,542
Restructuring cost	118	379	209	—	706
OTTI losses on investment securities (Volcker Rule)	—	—	—	—	—
Adjusted income (loss) before income tax	$44,024	$56,389	$(32,071)	$—	$68,342
Total assets as of March 31, 2016	$16,294,379	$10,486,284	$298,701	$(437,965)	$26,641,399
Total deposits as of March 31, 2016	14,685,281	4,311,196	—	—	18,996,477

Three Months Ended June 30, 2015
Net interest income	$92,355	$78,266	$(1,596)	$—	$169,025
Provision for loan and lease losses	3,584	4,348	—	—	7,932
Net interest income after provision for loan and lease losses	88,771	73,918	(1,596)	—	161,093
Noninterest income	71,116	12,564	134	—	83,814
Noninterest expense	121,095	28,979	27,894	—	177,968
Income (loss) before income tax	38,792	57,503	(29,356)	—	66,939
Adjustment items (pre-tax):
Transaction expense and non-recurring regulatory related expense	5,791	—	250	—	6,041
Increase (decrease) in Bank of Florida non-accretable discount	354	(97)	—	—	257
MSR impairment (recovery)	(15,727)	—	—	—	(15,727)
Restructuring cost	17,143	—	61	—	17,204
OTTI losses on investment securities (Volcker Rule)	—	—	—	—	—
Adjusted income (loss) before income tax	$46,353	$57,406	$(29,045)	$—	$74,714
Total assets as of June 30, 2015	$15,139,729	$9,093,639	$283,285	$(396,162)	$24,120,491
Total deposits as of June 30, 2015	13,083,912	3,399,615	—	—	16,483,527